As filed with the Securities and Exchange Commission on July 12, 2000.

                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------

                             U.S. HOME & GARDEN INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                           77-0262908
  State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                         Identification No.)

 655 Montgomery Street, Suite 500, San Francisco,             CA 94111
     (Address of principal executive offices)                (Zip Code)

      1995, 1997 and 1999 Stock Option Plans and Certain Non-Plan Options _
                            (Full title of the plan)

              Mr. Robert Kassel, President, U.S. Home & Garden Inc.
            655 Montgomery Street, Suite 500, San Francisco CA 94111
                     (Name and address of agent for service)

                                 (415) 616-8111
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Robert J. Mittman, Esq.
                        Blank Rome Tenzer Greenblatt LLP
                              405 Lexington Avenue
                            New York, New York 10174
                            Telephone: (212) 885-5000
                            Facsimile: (212) 885-5001

                         CALCULATION OF REGISTRATION FEE

                                                                          Proposed             Proposed
                                                                          Maximum              Maximum
                                                                          Offering             Aggregate
Title of Securities                            Amount to                  Price Per            Offering            Amount of
to be Registered                               be Registered              Share(1)             Price(1)            Registra-tion Fee
----------------                               -------------              ---------            --------            -----------------
Common Stock, par value $.001 per share        3,900,000 shares (2)(3)    $2.74                10,686,000          $2,821.00
Common Stock, par value $.001 per share        2,266,871 shares (2)(4)    $2.59                $5,871,196          $1,550.10
                                                                                                                    --------
                                                                                               Total Fee           $4,371.10

     (1) Estimated solely for the purposes of calculating the registration fee and based (a) as to the 2,967,500 shares of Common Stock that may be issued upon the exercise of options already granted under either the registrant's 1995 Stock Option Plan ("95 Plan"), or the registrant's 1997 Stock Option Plan ("97 Plan") or the registrant's 1999 Stock Option Plan ("99 Plan") or the 2,266,871 non-plan options, upon the average price at which such options may be exercised and (b) as to the remaining 932,500 shares of Common Stock that may be issued upon exercise of options reserved for issuance under the 95 Plan, the 97 Plan and the 99 Plan, on the basis of the average of the high and low prices for the Common Stock as quoted on NASDAQ on July 6, 2000.

     (2) Pursuant to Rule 416, there are also being registered additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the 95 Plan, the 97 Plan and the 99 Plan and the non-plan options referred to in footnote (4) below.

     (3) Represents 1,500,000, 1,500,000 and 900,000 shares, respectively, that may be issued upon exercise of options granted or to be granted under the 95 Plan, the 97 Plan, and the 99 Plan, respectively.

     (4) Represents 2,266,871 shares that may be issued upon exercise of non-plan options granted to certain employees of the registrant or its wholly-owned subsidiaries or certain consultants to the registrant pursuant to stock option agreements.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          Item 1.   Plan Information.*

          Item 2.   Registrant Information and Employee Plan Annual
                    Information.*

     * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Documents by Reference.

     The following documents previously filed by the registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

     (1) The registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1999;

     (2) The registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999;

     (3) The registrant's Quarterly Report on Form 10-Q for the Quarter ended December 31, 1999;

     (4) The registrant's Quarterly Report on Form 10-Q for the Quarter ended March 31, 2000;

     (5) The description of the registrant's common stock, par value $.001 per share (the "Common Stock"), contained in the registrant's Registration Statements on Form 8-A filed with the Commission on March 4, 1992 and April 7, 1999, and any amendments thereto; and

     (6) All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement.

     Item 4. Description of Securities.

     Not applicable.

     Item 5. Interests of Named Experts and Counsel.

     The legality of the Common Stock offered hereby will be passed upon for the registrant by the law firm of Blank Rome Tenzer Greenblatt LLP. Certain partners of Blank Rome Tenzer Greenblatt LLP are the beneficial owner of shares of Common Stock and options and warrants to purchase shares of Common Stock.

     Item 6. Indemnification of Directors and Officers.

     Sections 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director.

     Section 102(b) of the Delaware General Corporation Law permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit director's liability to the corporation and its stockholders for monetary damages arising out of certain alleged breaches of their fiduciary duty. Section 102(b)(7) provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not made in good faith or which involve intentional misconduct of knowing violations of law; (iii) liability for dividends paid or stock repurchased or redeemed in violation of the Delaware General Corporation Law; or
(iv) any transaction from which the director derived an improper personal benefit. Section 102(b)(7) does not authorize any limitation on the ability of the corporation or its stockholders to obtain injunctive relief, specific performance or other equitable relief against directors.

     Article Ninth of the registrant's Certificate of Incorporation and Article XVIII of the registrant's By-laws provide that all persons who the registrant is empowered to indemnify pursuant to the provisions of Section 145 of the General Corporation Law of the State of Delaware (or any similar provision or provisions of applicable law at the time in effect), shall be indemnified by the registrant to the full extent permitted thereby. The foregoing right of indemnification shall not be deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

     Article Tenth of the registrant's Certificate of Incorporation provides that no director of the registrant shall be personally liable to the registrant or its stockholders for any monetary damages for breaches of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the registrant or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of the State of Delaware; or
(iv) for any transaction from which the director derived an improper personal benefit.


     Item 7. Exemption from Registration Claimed.

     Not applicable.

     Item 8. Exhibits.

     Exhibit No.         Description


         5.1             Opinion of Blank Rome Tenzer Greenblatt LLP

         23.1            Consent of BDO Seidman, LLP

         23.2 Consent of Blank Rome Tenzer Greenblatt LLP (included in Exhibit 5.1)

         24.1 Powers of Attorney (included on Page II-6 of this Registration Statement)

     Item 9. Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (2) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (3) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions referred to in Item 6 of
Part II of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 ("Act") and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 6th day of July 2000.

                                            U.S. HOME & GARDEN INC.
                                            -----------------------------------
                                                  (Registrant)


                                            By:Robert Kassel
                                               --------------------------------
                                               Robert Kassel, President

     Each person whose individual signature appears below hereby authorizes each of Robert Kassel and Richard Raleigh or either of them as his or her true and lawful attorney-in-fact with full power of substitution to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all post-effective amendments to this Registration Statement.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

      Signature                      Title                           Date

/s/ Robert Kassel            Chairman of the Board,              July 6, 2000
----------------------       President, Chief Executive
Robert Kassel                Officer and Treasurer
                             (Principal Executive and
                             Financial Officer)


/s/ Richard Raleigh          Chief Operating Officer             July 6, 2000
----------------------       and Director
Richard Raleigh

/s/ Maureen Kassel           Vice President,                     July 6, 2000
----------------------       Secretary and Director
Maureen Kassel

/s/ Donald Rutishauser        Chief Financial Officer            July 6, 2000
----------------------        (Principal Accounting Officer)
Donald Rutishauser


/s/ Fred Heiden               Director                           July 6, 2000
----------------------
Fred Heiden

/s/ Jon Schulberg             Director                           July 6, 2000
----------------------
Jon Schulberg

                                  Exhibit Index


Exhibit No.                         Description
-----------                         -----------
    Page


    5.1                             Opinion of Blank Rome Tenzer
                                    Greenblatt LLP

   23.1                             Consent of BDO Seidman LLP

   23.2                             Consent of Blank Rome Tenzer
                                    Greenblatt LLP (included in
                                    Exhibit 5.1)

   24.1                             Powers of Attorney (included
                                    on Page II-6 of the
                                    Registration Statement)
-----------